UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of William Pate as Chief Executive Officer

On February 23, 2024, William Pate announced his plans to retire as Chief Executive Officer of Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”), effective as of April 30, 2024. Mr. Pate was instrumental in the appointment of his successor and will remain on the Company’s Board of Directors. Mr. Pate’s unvested restricted stock awards and performance restricted stock unit awards will be accelerated and will vest on his retirement date.

Appointment of William Monteleone as President and Chief Executive Officer

On February 23, 2024, the Board of Directors of Par Pacific appointed William Monteleone to become the Company’s President and Chief Executive Officer, effective upon Mr. Pate’s retirement.

Mr. Monteleone, age 40, served as the Company’s President since January 2023, as Executive Vice President and Chief Financial Officer from January 2022 to January 2023, as Senior Vice President and Chief Financial Officer from March 2017 to January 2022, as Senior Vice President of Mergers & Acquisitions from January 2015 to March 2017, and as Chief Executive Officer from June 2013 to January 2015. Mr. Monteleone graduated magna cum laude from Vanderbilt University with a bachelor’s degree.

In connection with Mr. Monteleone’s appointment, his annual base salary will increase to $750,000 per year, paid in accordance with the Company’s payroll practices. Mr. Monteleone is also eligible to receive an annual performance bonus, depending upon his performance and the Company’s profitability. Mr. Monteleone’s target cash bonus is 100% of his annual base salary, and his target long-term incentive plan bonus is 300% of his annual base salary, to be split evenly between restricted stock and performance restricted stock units. On April 30, 2024, Mr. Monteleone will receive a one-time award of 350,000 nonqualified stock options based on the closing price of the Company’s common stock on that date. The options will have a ten-year term and cliff-vest after five years.

Mr. Monteleone is also eligible to participate in any benefit plans that may be offered from time to time by the Company to its employees generally and in the Company’s 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Item 7.01         Regulation FD Disclosure

On February 27, 2024, the Company issued a news release announcing the Chief Executive Officer transition plans. The news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Exhibits

99.1	News Release dated February 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2024

PAR PACIFIC HOLDINGS, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President and General Counsel

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